WORLD COMMERCE SERVICES, L.L.C.

FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

TOGETHER WITH AUDITORS' REPORT

PASQUESI
SHEPPARD LLC

ACCOUNTANTS AND CONSULTANTS

TO THE MEMBERS OF

WORLD COMMERCE SERVICES, L.L.C.

We have audited the accompanying balance sheets of WORLD COMMERCE SERVICES, L.L.C., as of December 31, 2006 and 2005, and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WORLD COMMERCE SERVICES, L.L.C. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Pasquesi Sheppard LLC

February 23, 2007

585 BANK LANE • LAKE FOREST, ILLINOIS 60045 • 847-234-5000 • FAX: 847-234-1110 • www.ps-cpa.com

WORLD COMMERCE SERVICES, L.L.C.

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

TOGETHER WITH AUDITORS' REPORT

ASSETS

	2006	2005
CURRENT ASSETS:		
Accounts receivable, less allowance for doubtful accounts of $550,000 and $84,000, respectively	$ 7,297,092	$ 7,329,134
PROPERTY AND EQUIPMENT, at cost:		
Office furniture and equipment	$ 264,171	$ 143,955
Software	240,585	29,179
	$ 504,756	$ 173,134
Less - Accumulated depreciation	(96,689)	(53,001)
Total property and equipment, net	$ 408,067	$ 120,133
OTHER ASSETS:		
Deposits	$ 55,058	$ 133,387
Intangible assets, less accumulated amortization of $281,950 and $185,319, respectively	5,454,551	5,551,182
Total other assets	$ 5,509,609	$ 5,684,569
Total assets	$ 13,214,768	$ 13,133,836

LIABILITIES AND MEMBERS' EQUITY

	2006	2005
CURRENT LIABILITIES:		
Checks issued in excess of bank balance	$ 670,409	$ 1,079,546
Current portion of notes payable	594,290	388,889
Line of credit	4,570,542	2,653,880
Accounts payable	1,469,731	2,293,526
Accrued liabilities	836,095	728,483
Total current liabilities	$ 8,141,067	$ 7,144,324
NOTES PAYABLE, less current portion shown above	$ 2,661,092	$ 3,000,000
MEMBERS' EQUITY:		
Balance, beginning of year	$ 2,989,512	$ 1,776,123.00
Net income	94,197	1,289,389
Distributions	(671,100)	(76,000)
Total members' equity	$ 2,412,609	$ 2,989,512
Total liabilities and members' equity	$ 13,214,768	$ 13,133,836

The accompanying notes are an integral part of these financial statements.

WORLD COMMERCE SERVICES, L.L.C.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

TOGETHER WITH AUDITORS' REPORT

	2006	2005
NET SALES	$ 80,434,433	$ 83,170,071
COST OF SALES	73,360,281	75,800,743
Gross profit	$ 7,074,152	$ 7,369,328
GENERAL AND ADMINISTRATIVE EXPENSES	6,180,367	5,402,305
Income from operations	$ 893,785	$ 1,967,023
OTHER EXPENSE:		
Interest expense	$ (731,498)	$ (664,544)
Loss on disposal of property	(55,000)	-
Total other expense	$ (786,498)	$ (664,544)
Income before provision for income taxes	$ 107,287	$ 1,302,479
PROVISION FOR INCOME TAXES	13,090	13,090
Net income	$ 94,197	$ 1,289,389

The accompanying notes are an integral part of these financial statements.

WORLD COMMERCE SERVICES, L.L.C.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

TOGETHER WITH AUDITORS' REPORT

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income	$ 94,197	$ 1,289,389
Adjustments to reconcile net income to net cash provided by (used in) operating activities —		
Depreciation	73,688	35,334
Amortization of intangible assets	96,630	96,527
Provision for bad debts	466,000	38,000
Loss on disposal of property	55,000	-
Changes in assets and liabilities —		
Accounts receivable	(433,958)	(2,659,601)
Deposits	78,329	(121,545)
Accounts payable	(823,795)	449,658
Accrued liabilities	107,612	328,616
Net cash used in operating activities	$ (286,297)	$ (543,622)
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchases of property and equipment	$ (190,498)	$ -
CASH FLOWS FROM FINANCING ACTIVITIES:		
Checks issued in excess of bank balance	$ (409,137)	$ 857,646
Change in line-of-credit, net	1,916,662	631,809
Repayment of debt	(359,630)	(869,833)
Members' distribution	(671,100)	(76,000)
Net cash provided by financing activities	$ 476,795	$ 543,622
Net increase (decrease) in cash	$ -	$ -
CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$ -	$ -

SUPPLEMENTAL DISCLOSURES

	2006	2005
NON CASH INVESTING AND FINANCING TRANSACTIONS:		
Purchase of equipment through acquisition of debt	$ 226,123	$ -
CASH PAID DURING THE YEAR FOR:		
Interest	$ 718,398	$ 652,344
Income taxes	$ 13,090	$ 13,090

The accompanying notes are an integral part of these financial statements.

(1) DESCRIPTION OF THE COMPANY:

World Commerce Services, L.L.C. (the Company) is a transportation management and consultation company for domestic and international customers. The Company's main office is located in Schaumburg, Illinois with divisions operating in the metropolitan areas of New York, San Francisco and Los Angeles.

(2) ACCOUNTING POLICIES AND PRACTICES:

This summary of significant accounting policies of World Commerce Services, L.L.C. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Financial Instruments –

The Company maintains bank accounts which, at various times throughout the year, exceeded the federally insured limits. The Company has not experienced any losses and management believes it is not exposed to any significant credit risk on cash.

Accounts Receivable –

Accounts receivable is reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the receivables that will actually be collected based on historical experience. The Company reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customers' credit performance. As of December 31, 2006 and 2005, two customers composed 49.4% and 38.9% of the Company's receivables, respectively. These same two customers account for 33.3% and 28.9% of the Company's sales, respectively.

Property and Equipment —

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Asset Description	Asset Life
Furniture and equipment	5-7 years
Software	3 years

Organizational Costs —

Organization costs are amortized over 60 months.

Income Taxes —

The Company reports as a partnership for income tax purposes. Accordingly, no federal income tax provision is provided by the Company, as it is includable in the Member's individual tax returns. The provision for income taxes as shown on the accompanying statement of income represents state income taxes.

Use of Estimates —

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures at the date of the financial statements, and during the reporting period. Accordingly, actual results could differ from those estimates.

Reclassifications —

Certain items on the 2005 financial statements have been reclassified to conform to the presentation of the 2006 financial statements.

(3) INTANGIBLE ASSETS:

Intangible assets consist of the following:

	2006	2005
Goodwill	$ 5,253,158	$ 5,253,158
Organizational cost, net of accumulated amortization of $281,950 and $185,319, respectively	201,393	298,024
	$ 5,454,551	$ 5,551,182

The Company follows Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangibles", accordingly, goodwill will be evaluated for impairment annually. The Company will utilize a discounted cash flow model and relevant market multiples for comparable businesses to determine the fair value used in the goodwill impairment valuation. Management's estimates of fair value are based upon factors such as projected future sales, price increases, and other uncertain elements requiring significant judgments. While the Company uses available information to prepare its estimates and to perform impairment evaluations, actual results could differ significantly resulting in future impairment and losses related to recorded goodwill balances.

(4) LINE OF CREDIT:

The Company had a secured line of credit for $7,000,000 with $4,570,542 and $2,653,880 outstanding as of December 31, 2006 and 2005, respectively. Interest is at the prime rate. The line of credit is secured by substantially all assets of the Company. The line of credit expires on May 31, 2007.

The line of credit agreement contains covenants pertaining to the Company's debt service coverage ratio and line of credit availability. The Company is in violation of the covenants as of December 31, 2006. The financial institution has waived these violations.

(5) LETTER OF CREDIT:

In connection with the acquisition of World Commerce Services, Inc. the Company was required to maintain an irrevocable standby letter of credit for $900,000, to partially guarantee the holdback and notes payable to the Sellers. In 2005, the notes payable to the Sellers were paid off, and the letter of credit guaranteeing the notes was cancelled.

(6) LONG TERM DEBT:

	2006	2005
Note Payable, Bank, secured by all assets of the Company, monthly principal payments of $27,778 and interest at LIBOR plus 3%, The remaining principal balance is due January 31, 2007. The note has been guaranteed by a member.	$ 55,556	$ 388,889
Note Payable, US Express Leasing, Inc., payable in monthly principal and interest payments of $4,965. Interest is at 11.42%. The loan matures in March 2011. It is secured by the office furniture acquired with its proceeds.	199,826	-
Notes Payable, Convergent Capital Partners I, L.P., payable in monthly principal payments of $29,167, commencing March 1, 2007. The remaining principal balance is due March 1, 2009. Interest is to be paid monthly and the rate is 12.5% per year.	1,750,000	1,750,000
Notes Payable, Pacific Capital, L.P., payable in monthly principal payments of $15,000, commencing March 1, 2007. The remaining principal balance is due March 1, 2009. Interest is to be paid monthly and the rate is 12.5% per year.	900,000	900,000
Notes Payable, White Plains Partners I, L.P., payable in monthly principal payments of $5,833, commencing March 1, 2007. The remaining principal balance is due March 1, 2009. Interest is to be paid monthly and the rate is 12.5% per year.	350,000	350,000
	$ 3,255,382	$ 3,388,889
Less: Current portion	594,290	388,889
Long-term notes payable	$ 2,661,092	$ 3,000,000

The following is the schedule of debt repayment over the next five years:

Year ending December 31,	Amount
2007	$ 594,290
2008	643,396
2009	1,948,618
2010	54,469
2011	14,609
	$ 3,255,382

The loan agreements relating to the Company's long term debt contain covenants pertaining to the Company's debt service coverage ratio, capital expenditures and liabilities to net worth. The Company is in violation of these covenants as of December 31, 2006. The financial institutions have waived these violations.

(7) LEASE ARRANGEMENTS:

The Company is obligated under operating leases for office and warehouse space under the following terms:

Schaumburg –

The Company moved its office from Wood Dale, Illinois to Schaumburg, Illinois. The lease commenced April 1, 2006 and ends March 31, 2012. For the first five months of the lease, rent will be $0 per month. For the next nineteen months rent will be $13,000 per month. Beginning April 1, 2008, monthly rental payments will increase to $18,410, with increases of approximately 3.2% each subsequent year. The Company is also required to pay its proportionate share of increases in real estate taxes and common area maintenance.

New York —

Under the agreement, commencing March 1, 2005 and expiring February 28, 2010, the Company is obligated to pay base rent of $3,638 per month for the first two years of the lease. For the third through fifth year of the lease, the Company is obligated to pay base rent of $3,875 per month. In addition to the base rent, the Company is obligated to pay a proportionate share of the increase in real estate taxes and common area maintenance.

San Francisco —

Under the agreement, commencing November 1, 2006 and expiring October 31, 2009, monthly rental payments are $2,742 with an increase of 3.1% per year, as well as the Company's proportionate share of the increase in real estate taxes and common area maintenance.

Los Angeles —

Under the agreement, commencing May 1, 2004 and expiring April 30, 2007, monthly rental payments are $1,833, with increases of approximately 3.4% per year.

Rent expense for the years ended December 31, 2006 and 2005 was $289,692 and $185,887, respectively.

The future minimum rental payments are as follows:

2007	$ 242,928
2008	285,925
2009	302,030
2010	241,557
2011	241,171
Thereafter	60,753
	$1,374,364

(8) RETIREMENT PLANS:

The Company sponsors a 401(k) plan. The Company contributed $17,413 and $16,649 for the years ended December 31, 2006 and 2005, respectively.

(9) WARRANTS:

In connection with the acquisition of WCS, the Company agreed to issue warrants for purchase of Company units to the private lenders. The warrants may be exercised at $.01/unit, and may be exercised at any time from January 30, 2004 through January 30, 2014, at which time the warrants will expire. As of December 31, 2006 the following warrants had been issued and exercised:

Issued to:	Number of warrants issued:	Number of warrants exercised:
Convergent Capital Partners I, L.P	149,348	-
Pacific Capital, L.P.	76,807	-
White Plains Partners I, L.P	29,870	-
	256,025	-

(10) LITIGATION:

In the normal course of business the Company has been named as a defendant in a legal action. However, management, after consultation with counsel, intends to vigorously defend their position and is of the opinion that the ultimate resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.